UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2017 (June 13, 2017)
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OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 8.01	Other Events.

On June 13, 2017, certain subsidiaries of OUTFRONT Media Inc. (the “Company”) acquired the equity interests of certain subsidiaries of All Vision LLC (“All Vision”), which hold substantially all of All Vision’s existing outdoor advertising assets in Canada, and effectuated an amalgamation of All Vision’s Canadian business with the Company’s Canadian business (the “Transaction”). The Company paid approximately $94.4 million for the assets, comprised of $50.0 million in cash and $44.4 million in Class A equity interests of a subsidiary of the Company that controls its Canadian business (“Outfront Canada”), subject to post-closing adjustments for closing date working capital and indebtedness, and for the achievement of certain operating income before depreciation and amortization targets relating to All Vision’s assets.
At the closing of the Transaction, Outfront Canada issued 1,953,407 of its Class A equity interests based on a price per share of $22.75. The Class A equity interests are entitled to receive priority cash distributions from Outfront Canada at the same time and in the same per share amount as the dividends paid on shares of the Company’s common stock. The Class A equity interests may be redeemed by the holders in exchange for shares of the Company’s common stock on a one-for-one basis (subject to anti-dilution adjustments) or, at the Company’s option, cash equal to the then fair market value of the shares of the Company’s common stock, commencing (i) one year after closing, with respect to 55% of the Class A equity interests, and (ii) 18 months after closing, with respect to the remaining 45% of the Class A equity interests. The Company has agreed to register the issuance or resale of the shares of the Company’s common stock that may be issued in exchange for the Class A equity interests. The Class A equity interests were, and, until registered, any shares of the Company’s common stock delivered in exchange for the Class A equity interests will be, issued in reliance on the exemption afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering or general solicitation to accredited investors, with adequate Company information available.

In connection with the Transaction, the Company has agreed to limitations on its ability to sell or otherwise dispose of the assets acquired from All Vision for a period of five years, unless it pays holders of the Class A equity interests in Outfront Canada an amount intended to approximate their resulting tax liability.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: June 14, 2017